                                                                    Exhibit 24.2

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints and hereby authorizes Elizabeth C. Perkins and William J. Clegg, and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments, to the Registration Statement on Form S-3 (File No. 333-88509) of Textron Financial Corporation.

      Signature                    Title               Date

/s/ Lewis B. Campbell              Director        November 12, 1999
----------------------
    Lewis B. Campbell

/s/ Wayne W. Juchatz               Director        November 12, 1999
----------------------
    Wayne W. Juchatz